EXHIBIT 10.01

CONTRAT DE TRAVAIL A DUREE INDETERMINEE

ENTRE :

Rhythm Pharmaceuticals, Inc.

société de droit étranger non établie en France, dont le siège social est situé

222 Berkeley Street, Suite 1200, Boston, MA 02116 (Etats Unis)

dûment représentée par David Meeker, MD en qualité de Président & CEO,

ci-après désignée la « Société », « l’Employeur » ou

« Rhythm »,

D'UNE PART,

ET :

Monsieur Yann Mazabraud,

né le 11.11.1972 à Maubeuge (59) demeurant 7, allée de Bamboulayre 33360 Latresne (France)

dont le numéro de sécurité sociale est le 1 72 11 59 392 077 46 ci-après désigné le « Salarié » ou « M. Mazabraud »,

D'AUTRE PART,

Ci-après collectivement dénommés les « Parties ».

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

1/ Date d’embauche - Intitulé du poste - Convention collective - Période d’essai

Rhythm    engage    M.     Mazabraud     à    compter     du 5 Octobre 2020 sous réserve de résultats satisfaisants à la visite d’information et de prévention.

Le Salarié déclare avoir quitté son précédent employeur libre de tout engagement de quelque nature que ce soit et n’être notamment soumis à aucune clause de non- concurrence qui pourrait l’empêcher d’être employé par la Société.

La déclaration nominative préalable à l'embauche sera remise à l'URSSAF compétente. Conformément à la loi du 6 janvier 1978 modifiée, le Salarié a un droit d'accès et de rectification aux informations portées sur ce document.

INDEFINITE TERM EMPLOYMENT CONTRACT

BETWEEN:

Rhythm Pharmaceuticals, Inc.

a foreign company having no place of business in France, whose Corporate offices are located

222 Berkeley Street, Suite 1200, Boston, MA 02116 (USA)

duly represented by David Meeker, MD in his capacity as President & CEO,

hereinafter referred to as the “Company” or “Employer” or “Rhythm”,

ONE THE ONE HAND,

AND:

Mister Yann Mazabraud,

born on Nov. 11, 1972 in Maubeuge (59) residing at 7, allée de Bamboulayre 33360 Latresne (France)

whose social security identification number is 1 72 11 59 390 077 46 hereinafter referred to as the “Employee” or “Mr Mazabraud”,

ON THE OTHER HAND,

Together hereafter referred to as the “Parties”.

IT HAS BEEN AGREED AND DECIDED AS FOLLOWS:

1/ Start date - Job Title - Collective bargaining agreement

- Trial period

Rhythm hereby employs Mr Mazabraud as from October 5th, 2020 subject to the satisfactory results of the medical check-up.

The Employee declares that he has left his previous employer free of any commitment of any nature whatsoever, and in particular that he is not subject to any non-competition clause that could prevent him from being employed by the Company.

The pre-employment declaration will be submitted to the competent URSSAF. In accordance with the amended "Information  Technology  and   Civil   Liberties"   law   of 6 January 1978, the Employee has the right to access and rectify the information contained in this document.

M. Mazabraud est embauché dans le cadre d’un contrat à durée indéterminé, en qualité de Executive Vice- President, Responsable de la division internationale, catégorie « cadre dirigeant ».

Le présent contrat relève de la Convention Collective Nationale de la Pharmacie (Industrie) (Brochure JO : 3104) auxquels les parties s'engagent à se conformer.

Les Parties reconnaissent la nécessité, avant que le contrat ne devienne définitif, de prévoir une période d’essai de 4 mois qui prendra effet à la date d’embauche.

Toute suspension qui se produirait pendant cette période d'essai (maladie, congés, ...) prolongerait d'autant la durée de cette période d'essai, qui doit correspondre à un travail effectif.

Pendant la période d’essai, l’Employeur pourra mettre fin au présent contrat de travail dans le respect du délai de prévenance prévu par l’article L. 1221-25 du Code du travail :

●Vingt-quatre heures en deçà de huit jours de présence ;
●Quarante-huit heures entre huit jours et un mois de présence ;
●Deux semaines après un mois de présence au sein de la Société ;
●Un mois après trois mois de présence au sein de la Société.

Pendant la période d’essai, le Salarié pourra mettre fin au présent contrat de travail dans le respect du délai de prévenance prévu par l’article L. 1221-26 du Code du travail :

●
Vingt-quatre heures en deçà de huit jours de présence ;
●
Quarante-huit heures au-delà de huit jours de présence.

A l’issue de la période d’essai, chacune des parties pourra mettre fin au présent contrat sous réserve de respecter les dispositions légales et/ou de la convention collective applicable.

2/ Fonctions

Les missions principales du Salarié incluront notamment :

●
Le développement et la supervision des opérations internationales
●
La participation, en tant que membre à part entière, à l’équipe de direction

La liste des attributions ci-dessus ne présente aucun caractère exhaustif, M. Mazabraud étant tenu d’accomplir toutes tâches et missions en relation avec l’importance de son poste et de ses responsabilités.

M. Mazabraud is hired pursuant to an indefinite term employment contract as Executive Vice President, Head of International, a management executive ("cadre dirigeant").

This contract is covered by the National Collective Bargaining Agreement for Pharmaceuticals (Industry) (OJ Brochure: 3104) to which the Parties undertake to comply.

The Parties acknowledge that it is necessary, before this contract becomes definitive, to provide for a trial period of 4 months, which shall take effect on the Start date.

Any period of suspension that may occur during this period (sickness, holiday ...) would extend in pro-rata the duration of the trial period, which has to reflect actual effective work.

During this trial period, the employer may terminate this work contract at any time by giving notice in accordance with article L. 1221-25 of the French Labour Code:

●
twenty-four hours below eight days attendance within the Company;
●
forty-eight hours between eight days and one month attendance;
●
two weeks after a month attendance within the Company;
●
one month after three months attendance within the Company.

During this trial period the Employee may terminate this work contract at any time by giving notice in accordance with article L. 1221-26 of the French Labour Code:

●
twenty-four hours below eight days attendance within the Company;
●
forty-eight hours below after eight days attendance within the Company.

At the end of the probation period, either party may terminate this contract subject to compliance with legal provisions and/or the applicable collective agreement.

2/ Duties

The main duties of the Employee shall notably involve:

●Developing and overseeing international operations
●Being an integral member of the executive leadership team

The above list of duties is by no means  exhaustive, as  Mr. Mazabraud is required to perform all tasks and missions in relation to the importance of his position and his responsibilities.

3.1
travail

3.2

que M. Mazabraud consacrera de fait à l'exercice de ses fonctions.

est par ailleurs précisé que cette rémunération inclut une somme annuelle de 8 000 € (huit mille euros) bruts, versée mensuellement par douzième à titre d’indemnité de sujétion en raison du télétravail.

de la Société en fonction de la réalisation des objectifs de l’entreprise.

après la date d’entrée en vigueur du présent contrat.

démission (sauf à la suite d'un changement de contrôle) ou le licenciement pour motif réel et sérieux dans les vingt- quatre (24) premiers mois de l’embauche entraînera la restitution par l'Employé de cette prime de bienvenue ; le paiement auprès de Rhythm interviendra dans les 90 jours

Working time

and given the characteristics of the nature of the   duties   and   responsibilities   entrusted   to   him, Mr Mazabraud cannot be subject to any specific schedule. Consequently, he will organize his working time at his convenience.

3.1

3.2
Bonus

thousand euros (84 000,00 euros) at the first regularly scheduled payroll period which occurs after Start Date of the contract.

the Employee of such signing bonus, payable to Rhythm within 90 days of the termination date.

M. Mazabraud disposera d’une large autonomie dans l’exercice de ses fonctions et dans la prise de décisions, ainsi que d’une grande indépendance dans l’organisation de son emploi du temps.

Il exercera néanmoins ses fonctions sous l’autorité du Président & CEO ou toute autre personne désignée par la Société qui pourrait lui être substituée.

3/ Durée du travail et Rémunération

3.1 Durée du travail

En sa qualité de Executive Vice-President, Responsable de la division internationale et compte tenu des caractéristiques de la nature des fonctions et des responsabilités qui lui ont été confiées, M. Mazabraud ne peut être soumis à aucun horaire déterminé. En conséquence, il organisera son temps de travail à sa convenance.

3.2 Rémunération

En contrepartie de ses services, M. Mazabraud percevra une rémunération annuelle totale brute d’un montant de trois cent trente-trois mille euros (333 000,00 euros), payable en douze (12) mensualités équivalentes.

Cette rémunération est forfaitaire et est indépendante du temps que M. Mazabraud consacrera de fait à l'exercice de ses fonctions.

Il est par ailleurs précisé que cette rémunération inclut une somme annuelle de 8 000 € (huit mille euros) bruts, versée mensuellement par douzième à titre d’indemnité de sujétion en raison du télétravail.

En plus de la rémunération brute de base mentionnée ci- dessus, M. Mazabraud pourra bénéficier d'un bonus annuel cible.

La prime cible sera de 40 % de la rémunération annuelle fixe et sera déterminée annuellement par le conseil d'administration de la Société en fonction de la réalisation des objectifs de l’entreprise.

3.3 Prime de bienvenue

Rhythm versera une prime unique de bienvenue de quatre-vingt-quatre mille euros (84 000,00 euros) lors de la première échéance régulière de paie qui aura lieu après la date d’entrée en vigueur du présent contrat.

La démission (sauf à la suite d'un changement de contrôle) ou le licenciement pour motif réel et sérieux dans les vingt- quatre (24) premiers mois de l’embauche entraînera la restitution par l'Employé de cette prime de bienvenue ; le paiement auprès de Rhythm interviendra dans les 90 jours suivant la date de rupture du contrat.

Mr Mazabraud will have broad autonomy in the exercise of his functions and in decision-making, as well as great independence in the organisation of his timetable.

Nevertheless, for the performance of his duties, he will report to the President & CEO or any other person as the Company may designate and who can be substituted.

3/ Working time and Compensation

3.1 Working time

In his capacity as Executive Vice-President, Head of International and given the characteristics of the nature of the   duties   and   responsibilities   entrusted   to   him, Mr Mazabraud cannot be subject to any specific schedule. Consequently, he will organize his working time at his convenience.

3.2 Compensation

In consideration for his services, Mr Mazabraud will receive a total gross annual remuneration of three hundred and thirty-three thousand euros (333 000,00 euros), payable in twelve (12) equivalent monthly instalments.

This compensation is a lump sum and is independent of the time that Mr. Mazabraud will actually devote to the performance of his duties.

It is also specified that this remuneration includes an annual gross sum of 8,000 € (eight thousand euros), paid monthly per twelfth as an allowance due to working from home-office.

In addition to the fixed gross base remuneration mentioned above, Mr Mazabraud will be eligible for an annual target incentive bonus.

The target bonus will be 40% of the annual fix compensation and will be determined annually by the Company’s Board of Directors based upon the achievement of the corporate goals.

3.3 Signing Bonus

Rhythm will pay a one-time cash signing bonus of eighty- four thousand euros (84 000,00 euros) at the first regularly scheduled payroll period which occurs after Start Date of the contract.

Voluntary termination (unless following a Change of Control) or termination for cause within the first twenty- four (24) months of employment will require repayment by the Employee of such signing bonus, payable to Rhythm within 90 days of the termination date.

4/ Lieu de travail - Mobilité

Le Salarié sera rattaché administrativement au siège social de la Société.

Le Salarié reconnait qu’il devra effectuer de fréquents déplacements professionnels tant en France qu’à l’étranger. Les frais relatifs aux déplacements, nécessaires au bon accomplissement de la mission du Salarié, lui seront intégralement remboursés sur présentation de justificatifs.

Lorsqu’il ne sera pas en déplacement, le Salarié travaillera principalement depuis son domicile au moyen d’un dispositif de télétravail.

Le Salarié devra prévoir un espace de travail dans son domicile, réservé exclusivement à cet usage pour être en mesure d'accomplir au mieux ses fonctions, et dans lequel sera installé le matériel professionnel mis à sa disposition par la Société. Cet espace devra obéir aux règles de sécurité électrique et permettre un aménagement ergonomique du poste de télétravail.

L'exercice de l'activité de télétravail ne doit pas interférer avec la vie privée du Salarié. En dehors des plages de disponibilité visées dans le cadre du Contrat, le Salarié assure lui-même l'équilibre, au sein de son domicile, entre accomplissement de ses tâches et vie personnelle.

5/ Matériel et technologie

La Société remettra au Salarié le matériel informatique, documentaire, téléphonique nécessaire à l’exécution de ses fonctions. Le Salarié souscrira un abonnement Internet ainsi qu’à un abonnement téléphonique pour son usage professionnel. Il est précisé que la totalité du matériel fourni au Salarié reste la propriété de la Société.

Hormis le cas d’un usage personnel limité et raisonnable, ce matériel est strictement réservé à une utilisation professionnelle.

Le Salarié s’engage à en assurer la bonne conservation et à prendre toutes les précautions nécessaires pour ce faire. La Société se réserve le droit de modifier tout ou partie du matériel confié au Salarié notamment en cas d’évolution des technologies.

En cas de rupture du contrat de travail, le Salarié restituera le matériel à la Société dans un délai maximum de 15 jours à compter de la cessation effective du travail.

6/ Protection des données de la Société

Le Salarié est informé des règles relatives à la protection des données et la confidentialité, mises à jour par le service informatique. Le Salarié s'engage à observer ces

4/ Place of work - Mobility

The Employee will administratively depend from the registered office of the Company.

The Employee acknowledges that, in the course of performing his duties and as part of his duties, he will have to travel on a regular basis in France or abroad. The expenses incurred in respect of such travel and necessary for the proper completion of duties will be fully reimbursed to the Employee upon justification.

When not traveling, the Employee will primarily work from his home address by teleworking.

The Employee must organize a work space that is exclusively intended to this use to allow him to perform his duties in the best way and in which the professional equipment provided to him by the Company will be installed. This work space must meet the electrical safety rules and enable an ergonomic arrangement of the remote working position.

Carrying out the remote work activity should not interfere with the Employee's private life. Outside of the periods of availability provided in this contract, it is his responsibility to ensure a balance at his personal residence, between the performance of his duties and his personal life.

5/ Material and technology

The Company will provide to the Employee the computing material, documents and telephone necessary to perform his duties. The Employee will subscribe to an internet connection as well as a cellular phone for his professional use. It is specified that all the material that is provided to Employee shall remain the sole property of the Company.

Except for a limited and reasonable personal use, these materials can only be used for professional reasons.

The Employee undertakes to preserve the functioning of the materials and to take all necessary actions for that. The Company reserves the right to modify all or part of the materials given to the Employee in particular in case of any technological change.

In case of termination of the contract, the Employee shall return the material to the Company within a 15 days period as from the effective termination of his work.

6/ Company’s data protection

The Employee is informed of the data protection and confidentiality rules, updated by the IT services. The Employee undertakes to respect these rules during the use

règles d’exploitation des systèmes informatiques qui lui sont confiés. Leur respect est impératif notamment pour ce qui a trait à la protection des données, des systèmes et règles internes propres à la Société comme à celles des clients potentiels et/ou tiers.

Dans ce cadre, le Salarié s’engage à réserver l'exclusivité de ses services à la Société, traiter lui-même les travaux qui lui seront confiés sans les sous-traiter et sans recourir à une assistance extérieure qui ne serait pas agréée par la Société, de garder confidentielles toutes les informations concernant les activités de la Société et de ses partenaires ou interlocuteurs. La confidentialité joue pendant toute la durée du présent contrat et postérieurement à sa rupture, pour quelque cause que ce soit.

7/ Santé et sécurité

7.1
Maladie - Accident du travail

En cas de maladie ou d'accident du travail, le Salarié informera immédiatement le service du personnel de la Société, dans un délai maximum de 48 heures.

7.2
Sécurité au travail

Le Salarié bénéficie des dispositions légales et conventionnelles relatives à la santé et la sécurité au travail.

Afin de vérifier la bonne application des dispositions applicables en matière de santé et de sécurité au travail, la Société pourra, le cas échéant, être amenée à accéder au domicile du Salarié, lieu du télétravail, sur rendez-vous. Le Salarié reconnaît ne pas s'opposer au principe d'une visite de son installation de travail au sein de son domicile. Une telle démarche ne pourra toutefois être effectuée qu'avec son accord écrit préalable (un courriel avec accusé de réception par exemple).

Chaque année, le Salarié rencontrera un représentant de la Société afin d'examiner et de discuter de ses conditions d’activité et sa charge de travail.

8/ Priorité d’accès à un poste situé dans les locaux de la

Société

Conformément aux dispositions de l’article L. 1222-10 du Code du travail, le Salarié peut postuler à tout emploi vacant s’exerçant dans les locaux de l’entreprise, notamment en cas de création par la Société d’un établissement en France, et correspondant à sa qualification professionnelle et bénéficie d’une priorité d’accès à ce type de poste.

of the computer systems that are entrusted to him. Their compliance is imperative, in particular in relation to the protection of data, systems and internal rules that belong to the Company and potential clients and/or third parties.

In this framework, the Employee undertakes to work exclusively for the Company, to personally perform the tasks that are assigned to him, without subcontracting them and without relying on external assistance that has not been approved by the Company, and to keep confidential all information that he may get regarding the Company's and its partners' or interlocutors’ activities. The confidentiality of the information must be kept during the employment contract as well as after its termination for any reason.

7/ Health and safety

7.1
Sickness - Occupational accident

In case of sickness or an occupational accident, the Employee shall immediately inform the Company within a maximum of 48 hours.

7.2
Safety at work

The Employee benefits from the legal and conventional provisions related to health and safety in the work place.

In order to verify the proper application of the provisions applicable to health and safety at work, the Company may, if necessary, be allowed to access the Employee’s home, the place of teleworking, by appointment. The Employee acknowledges that he is not opposed to the principle of a visit to his work installation in his home. However, such a visit can only be made with his prior written agreement (an e-mail with acknowledgement of receipt, for example).

Each year the Employee will meet with a representative of the Company to review and discuss his working conditions and his work load.

8/ Priority of access to any job position located in the Company's premises

In accordance with the provisions of Article L. 1222-10 of the French Labor Code, the Employee can apply for any available job in the Company's premises, in particular in the event that the Company decides to set up an establishment in France, and corresponding to his professional qualifications and benefit from a priority on such jobs.

9/ Congés payés

Le Salarié bénéficiera des congés payés conformément à la législation en vigueur en la matière (soit 25 jours ouvrés par an).

La période de congés sera déterminée d’un commun accord avec la Société, en tenant compte des exigences du service.

Le Salarié ne pourra pas bénéficier du report des jours de congés payés acquis au terme de la période de référence et qui n’auront pas été utilisés au cours de la période de congés. Dans cette hypothèse, les jours de congés payés acquis par le Salarié seront irrévocablement perdus et ne pourront donner lieu à quelque indemnité que ce soit.

10/ Retraite et sécurité sociale

La Société contribue aux régimes sociaux obligatoires et de retraite, conformément à la législation applicable.

Le Salarié bénéficiera également des régimes de retraite complémentaire, de prévoyance et de mutuelle maladie tels que souscrits par la Société pour ses autres salariés en France dans le cadre de contrats collectifs.

11/ Obligations professionnelles

Le Salarié s’engage à consacrer la totalité de son temps et son activité professionnelle à la Société pour exercer ses fonctions avec toute diligence nécessaire. Il s’engage, pendant la durée du présent contrat avec la Société, à se conformer à la règlementation en vigueur ainsi qu’aux règles régissant le fonctionnement interne de la Société.

Le Salarié déclare formellement qu’à la date d’effet du présent contrat, il n’est lié à aucune entreprise et a quitté son précédent emploi libre de tout engagement et de toute clause de non-concurrence, en conformité avec la législation et la règlementation applicable en matière d’emploi.

Durant son activité au sein de la Société, le Salarié s’engage à ne pas utiliser ou à introduire au sein de la Société des informations confidentielles, secrets commerciaux, bien ou données appartenant à ses anciens employeurs, donneurs d’ordre, associés ou partenaires ou concernant leurs clients et/ou fournisseurs.

12/ Secret professionnel

Le Salarié accepte expressément de ne pas divulguer, communiquer, laisser divulguer ou laisser communiquer, ainsi qu’à ne pas utiliser directement ou indirectement des informations ou des renseignements confidentiels de

9/ Paid holidays

The Employee will be entitled to paid vacation as provided by applicable legislation (25 working days per year).

These holidays may be taken at any time mutually agreed upon with the Company subject to the Company's needs.

The Employee is not entitled to carry over the days of paid holidays accrued during a reference year he has not taken during the period of vacation. In such event, the days of paid holidays will be irrevocably lost and cannot give rise to any indemnity whatsoever.

10/ Pension and social security

The Company shall pay for any mandatory pension and social security scheme according to applicable legal requirements.

The Employee will be entitled to additional pension schemes, health care and contingency plans as subscribed by the Company for its other employees in France under collective contracts.

11/ Professional obligations

The Employee undertakes to devote the whole of his professional time and efforts to the Company to perform his duties with the necessary diligence. He undertakes, for the duration of his employment with the Company, to carry out his duties in accordance applicable rules and regulations as well Company policies.

The Employee formally declares that as of the date this contract, he has left any previous position and that he is free from any commitment and from non-competition obligations, in accordance with legislation and regulations applicable to employment matters.

During his employment with the Company, he undertakes not to use or introduce within the Company confidential information, trade secrets, goods or data which belong to previous employers, grantors, partners, associates or relating to their clients and/or suppliers.

12/ Professional secrecy

The Employee expressly undertakes not to divulge, communicate, or allow to be divulged or communicated, as well as not to use directly or indirectly, confidential documents or information of any type whatsoever, of toutes natures, dont il aura connaissance en sa qualité de salarié de la Société et concernant notamment la clientèle, les ventes ou autres données techniques, opérationnelles, commerciales, financières ou administratives, et les affaires de la Société en général ainsi que toute entité du groupe auquel appartient la Société.

Dans l’hypothèse où la révélation d’une quelconque information confidentielle serait requise par la loi, le Salarié s’engage à notifier, préalablement à toute révélation, la Société d’une telle demande. Dans cette hypothèse, le Salarié s’engage à assister la Société dans toute initiative qu’elle pourrait prendre en vue de protéger ses intérêts.

De plus, le Salarié devra prendre toute mesure nécessaire pour s’assurer qu’aucun tiers non-autorisé ne puisse accéder à aucun document ou information comportant des informations confidentielles.

Le présent engagement est valable tant pendant la durée d’exécution du présent contrat avec la Société qu’après sa résiliation et ce jusqu’à la disparition du caractère confidentiel de l’information concernée.

Le Salarié s’engage à remettre sans délai à la Société tout document ou objet de toute nature en sa possession relative à l’activité de cette dernière et ce, lors de la résiliation du présent contrat ou à tout autre moment à la demande de la Société.

13/ Exclusivité des services

Pendant la durée de ce contrat, le Salarié s'engage à consacrer l’intégralité de son activité professionnelle à l'exécution de ses fonctions.

Plus précisément, le Salarié s’interdit, pour son propre compte ou pour le compte d’une autre personne physique ou morale, à quelque titre que ce soit, d’être directement ou indirectement engagé, concerné ou intéressé dans tout autre commerce, industrie, activité professionnelle ou emploi quel qu’il soit sans l’autorisation préalable expresse écrite de la Société.

De même, le Salarié s'interdit de s'intéresser, directement ou indirectement, de quelque manière que ce soit, à toute société ou entreprise ayant une activité concurrente ou complémentaire à celle de la Société.

Le Salarié s'engage à respecter cette clause pendant toute la durée du contrat, sauf accord préalable écrit de la Société, y compris pendant la période de préavis même si celui-ci n'est pas effectué à la demande de la Société.

14/ Frais

Le Salarié aura droit au remboursement de toute dépense professionnelle engagée pour les besoins exclusifs de which he becomes aware in his capacity as an employee of the Company and in particular with respect to the customers, the sales or other technical, operational, commercial, financial or administrative information and the business of the Company in general as well as any entity of the group to which the Company belongs.

In the event that disclosure of any confidential information is required by law, the Employee shall promptly notify the Company of such requirement before making such disclosure and he undertakes to assist the Company in seeking any remedy the Company might elect to pursue to preserve its interests.

Furthermore, the Employee shall take all necessary measures to ensure that no unauthorized third parties may access to any document or information containing confidential information.

This undertaking shall apply for the duration of his employment with the Company and indefinitely after its termination, for such time as the relevant information shall remain confidential.

The Employee undertakes that, upon the termination of his employment or at any other time upon the request of the Company, he will return to the Company without delay all documents or any other property in his possession relating to the activities of the Company.

13/ Exclusivity of services

For the duration of this contract, the Employee shall devote all of his working time to the performance of his duties.

More specifically, the Employee undertakes that he will not, either himself, or on behalf of any other individual or corporate entity, in any capacity whatsoever become directly or indirectly involved, concerned or interested in any other business, industry, professional activity or employment of any kind without the prior written consent of the Company.

The Employee also agrees not to have direct or indirect interest, in whatever way, in any company or firm whose activity is in competition or complementary to the Company’s activity.

The Employee expressly agrees to comply with this covenant during the execution of this contract, except with the written agreement of the Company, including during the notice period, even if not performed at the Company’s request.

14/ Expenses

The Employee will be reimbursed in compliance with the Company policies, upon production of all appropriate

l’exercice de ses fonctions stipulées au présent contrat contre remise de tout justificatif approprié, et conformément aux procédures en vigueur au sein de la Société.

15/ Traitement et protection des données personnelles

Dans le cadre de l’embauche et de l’exécution du contrat de travail, la Société est amenée à collecter, utiliser et traiter différentes données personnelles du Salarié en lien avec la gestion du personnel et les obligations déclaratives auprès des différents organismes sociaux : nom, prénom, date et lieu de naissance, numéro de sécurité sociale, adresse, situation de famille, personnes à charges.

La Société s’engage à n’utiliser les informations personnelles concernant M. Mazabraud qu’à des fins de direction et d’administration et afin de satisfaire les exigences légales et réglementaires en vigueur.

La Société s’engage également à conserver les données personnelles de M. Mazabraud en conformité avec les règles établies par la Loi n°78-17 du 06 janvier 1978 modifiée relative à l’informatique, aux fichiers et aux libertés (ci-après la « Loi »).

Le Salarié autorise expressément la Société à communiquer aux sociétés à qui elle peut sous-traiter certaines activités, les données personnelles le concernant nécessaires à la bonne exécution de la mission qui leur est confiée par la Société.

Le Salarié bénéficiera d’un droit d’accès et de rectification des données personnelles le concernant, conformément aux dispositions de la Loi.

Il devra communiquer à la Société toute modification de son état civil, son domicile et autres éléments afférents à sa personne, nécessaires à son identification.

16/ Rupture

A l’issue de la période d’essai, si elle s’est révélée positive, le présent contrat deviendra définitif et chaque partie aura le droit d’y mettre fin conformément aux dispositions légales et conventionnelles en respectant un délai de préavis réciproque de 3 mois.

Néanmoins, cette période de préavis n’est pas due en cas

de licenciement pour faute grave ou faute lourde.

La Société se réserve la possibilité de dispenser le Salarié d’exécuter tout ou partie de ses fonctions durant le préavis et de lui verser, dans ce cas, une indemnité compensatrice de préavis.

supporting documents for all professional expenses incurred as required exclusively for the purpose of carrying out the duties as set forth in this contract.

15/ Processing and protection of personal data

In the context of hiring and the execution of the employment contract, the Company is required to collect, use and process various personal data of the Employee in connection with personnel management and reporting obligations to various social organisations: surname, first name, date and place of birth, social security number, address, marital status, dependents.

The Company undertakes to use the personal information concerning Mr. Mazabraud only for management and administrative purposes and in order to meet the legal and regulatory requirements in force.

The Company also undertakes to keep Mr. Mazabraud’s personal data in accordance with the rules established by Law No. 78-17 of 6 January 1978 as amended relating to data processing, files and freedoms (hereinafter the "Law").

The Employee expressly authorises the Company to communicate to the companies to which it may subcontract certain activities, the personal data concerning him necessary for the proper performance of the mission entrusted to them by the Company.

Le Salarié will benefit from a right of access and rectification of the personal data concerning him, in accordance with the provisions of the Law.

He will have to communicate to the Company any change in his civil status, his domicile and other elements relating to his person, necessary for his identification.

16/ Termination

Subsequent to the trial period, at which time this agreement becomes definitive if it has proved positive, each party shall have the right to terminate this agreement in accordance with the statutory provisions of law and collective bargaining agreement by giving a mutual notice period of 3 months.

However, this notice period is not due in case of dismissal for serious misconduct ("faute grave") or gross misconduct ("faute lourde").

The Company reserves the right to exempt the Employee from performing all or part of his duties during the notice period and to pay him, in such an event, compensation in lieu of notice.

17/ Dispositions diverses

Les parties conviennent que le présent contrat ne peut régler dans le détail toutes les questions permettant une collaboration en confiance. Pour cette raison, elles s’engagent, en cas de besoin, à compléter de manière loyale les stipulations contractuelles en tenant compte des intérêts légitimes des deux parties.

Si l’une des clauses du présent contrat devait se révéler nulle ou non applicable, ceci n’aurait aucune conséquence sur les autres dispositions du contrat. La clause réputée nulle ou inapplicable devra, le cas échéant, être remplacée dans les meilleurs délais par une clause valide se rapprochant le plus possible de la commune intention des parties telle qu’exprimée à l’origine.

Toute modification du présent contrat requiert la forme écrite.

Le présent contrat est régi par le droit français et les juridictions françaises sont compétentes pour toutes questions relatives à son exécution, à son interprétation ou à sa rupture.

En cas de contradiction entre la version anglaise et française du présent contrat, sa version française servira de référence.

Au terme du présent contrat, le Salarié s’engage à ne jamais recevoir ou accepter pour son propre compte aucune rémunération ou avantages quelconques d’un tiers.

Il est expressément convenu entre les parties que le présent contrat annule et remplace intégralement tout accord précédemment conclu.

Fait à Latresne , le 02/10/ 2020

/S/ David Meeker

Rhythm Pharmaceuticals, Inc. représentée par David Meeker, MD Président & CEO

/S/ Yann Mazabraud

Yann Mazabraud

17/ Miscellaneous

The parties agree that this contract cannot regulate in detail all the issues that allow for collaboration in confidence. For this reason, they undertake, if necessary, to supplement the contractual stipulations in a loyal manner, taking into account the legitimate interests of both parties.

Should one of the clauses of this contract prove to be null and void or inapplicable, this will have no effect on the other provisions of the contract. The clause deemed null or inapplicable shall, where appropriate, be replaced as soon as possible by a valid clause that comes as close as possible to the common intention of the parties as originally expressed.

Any changes to this agreement must be made in writing.

The present contract is governed by French law and the French courts have jurisdiction in all matters relating to its execution, interpretation or termination.

In the event of any contradiction between the English and French versions of this contract, the French version will be used as a reference.

The Employee undertakes not to receive or accept for his own account any remuneration or benefits whatsoever from a third party.

It is expressly agreed between the parties that this employment contract cancels and replaces in full any prior written agreement.

Made in Boston, MA  , on 10/05 2020

/S/ David Meeker

Rhythm Pharmaceuticals, Inc. represented by David Meeker, MD President & CEO

/S/ Yann Mazabraud

Yann Mazabraud

September 4, 2020

Mr. Yann Mazabraud

7, allee de Bambouleyre

33360 Latresne, France

Dear Yann,

We are pleased to provide you with the following offer to join Rhythm Pharmaceuticals ("Rhythm") as our Executive Vice President, Head of International. This letter will summarize the details of our offer to join the team as an employee of Rhythm and to be located in France. In this position you will  be reporting to  the President & CEO and will be responsible for developing and overseeing our international operations as well as being an integral member of the executive leadership team.

POSITION

START DATE: PLACE OF WORK:

ANNUAL BASE SALARY:

Executive Vice President, Head of International. This position is treated as a "Cadre Dirigeant" and exempt from working time regulations under French law apart from agreed exceptions regarding vacation and Public holidays.

October 5, 2020

Home office, requiring travel.

$395,000 (333,000 Euros as of start date, paid monthly).

TARGET INCENTIVE BONUS: The target bonus will be 40% of annual base salary and will be determined annually by the Company's Board of Directors based upon the achievement of our corporate goals.

BENEFITS:

VACATION:

STOCK OPTIONS:

SIGNING BONUS:

Rhythm offers a range of benefits for its employees and qualified dependents, including medical, dental, vision, life and short and long-term disability coverage, including employees' contributions if applicable. We will work with you to get the appropriate benefits in France.

You will be entitled to five weeks (25 days) of vacation  per year as well as Public holidays , as mandated by French law.

You will be granted I 00,000 stock options under US Laws and the Rhythm Equity Incentive Plan on your sta11 date, which vest in accordance with the plan.

Rhythm will pay you a one-time cash signing bonus of $100,000 (84,000 Euros) at the first regularly scheduled payroll period of the Company which occurs after your Start Date. Voluntary termination (unless following a Change of Control) or termination for cause within the first

Yann Mazabraud, page 2 September 3, 2020

twenty-four (24) months of employment will require repayment by you of such signing bonus, payable to Rhythm within 90 days of the termination date.

Nothing contained in this letter is intended nor should be deemed to imply any commitment with regard to the duration of your employment and your employment is considered to be "At-Will ". As such, there is no burden or obligation of any type on you or the company to maintain your employment for any specified period or duration of time. In addition, any and all Rhythm  plans and  policies are subject to change at any  time, with or without notice.

This letter supplements the Indefinite Term Employment Contract between you and Rhythm , to be prepared under French law. By accepting this offer, you also agree that you will present verification that you are eligible for hire in France, as required by law. We assume that you are free of any obligation toward your current employer.

Please return your signed offer letter, as well as a signed copy of the Invention and Non-Disclosure Agreement.

Yann, I am very happy that you have decided to join the Rhythm team. I have no doubt that your contributions will be critical in the execution of our business plan and that you wi11 be a major contributor to the overall success and value of the company.

If you have any questions regarding our offer of employment , please feel free to contact me.

Sincerely,Offer Accepted

/S/ David Meeker/S/ Yann Mazabraud

David Meeker SignatureDate

President & CEO, Rhythm PharmaceuticalsYann Mazabraud09/05/2020